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                                                                 EXHIBIT (e)(17)

                            NONSTATUTORY STOCK OPTION

                              DATE OF GRANT: [DATE]

James McCluney, Optionee:

         Vixel Corporation (the "Company"), pursuant to its 1999 Equity Incentive Plan, as amended (the "Plan"), has this day granted to you, the optionee named above (hereinafter referred to as "you" or the "Optionee"), an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as, and will not be treated as, an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan, a copy of which is attached as Exhibit A.

         The details of this option are as follows:

         1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is [number of options] (the "Shares").

         2.       VESTING.

                  (a) Subject to the other provisions of this Agreement, the shares of Common Stock subject to this option shall vest over four years, at the rate of 25% of the Shares on the one year anniversary of the Date of Grant and quarterly thereafter in 12 equal installments.

                  (b) If at any time until this option is fully vested, the Company or its stockholders enter into an agreement providing for an Acquisition and the surviving or acquiring company does not assume this option or substitute a substantially equivalent option, the vesting schedule of this option shall be accelerated so that this option shall vest and be exercisable immediately prior to the consummation of the Acquisition with respect to a number of shares equal to (i) the number of shares vested as of the date of consummation of such Acquisition (less the number of shares as to which the option has been previously exercised), plus (ii) the greater of (A) [one-half] [one hundred percent (100%)] of the number of unvested shares subject to this option as of the date of consummation of such Acquisition or (B) [one-fourth of number of options] Shares (representing one year's vesting of this option). However, in no event will the total vesting under this option exceed the total number of shares subject to this option.

                  (c) If the surviving or acquiring corporation in an Acquisition assumes this option or substitutes a substantially equivalent option, and if thereafter Optionee's employment is terminated by the Company other than for Cause (as defined below) or by Optionee for Good Reason (as defined below) at any time when any of the shares subject to this option remain unvested following the consummation of the Acquisition, then the vesting schedule of this option will be accelerated to the extent set forth in paragraph b above, based on the date of termination.

                  (d) This option will continue to vest upon termination of Optionee's employment without cause on the terms set forth in Optionee's Employment Agreement dated April 26, 1999.

                                       1.

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                  (e)      For purposes of this Agreement, the term:

         "Acquisition" shall mean: (1) a sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as hereafter amended or succeeded (the "Exchange Act"), excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company or its successor representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; provided that, notwithstanding the foregoing, in the case of (2) and (3) above, such transactions shall only be deemed an "Acquisition" if the stockholders of the Company or its successor immediately prior to such merger, consolidation or reverse merger: (A) hold less than 50% of the outstanding securities of the surviving company following the merger or consolidation, or (B) in the event that the securities of an affiliated entity are issued to the stockholders of the Company in the transaction in exchange for their shares in the Company, hold less than 50% of the outstanding securities of such affiliated entity.

         "Cause" for termination shall mean: (i) Optionee has committed any material act of embezzlement, fraud or misconduct; (ii) if Optionee is convicted of any or pleads nolo contendere to felony involving moral turpitude; (iii) Optionee engages in competition with the Company, or its successor; or (iv) Optionee causes material damage to Company through intentional misconduct or gross neglect of the duties customary to his office. In the event Optionee's employment is terminated at any time with Cause, he will not be entitled to any acceleration of vesting hereunder.

         "Good Reason" shall mean any of the following not agreed to by
Optionee: (i) a reduction in Optionee's compensation; (ii) a relocation of Optionee's principal worksite to a location that is more than 35 miles further away from Optionee's Washington residence than the Optionee's pre-Acquisition principal worksite; or (iii) a material reduction in Optionee's responsibilities with respect to the Company's operations as in effect immediately prior to the Acquisition (other than changes in responsibility customarily associated with the Company's business becoming owned and operated by the acquiring company).

         3.       EXERCISE PRICE AND METHOD OF PAYMENT.

                  (a) EXERCISE PRICE. The exercise price of this option shall be $[exercise price] per share.

                  (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment that has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                                       2.
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                           (i)      Payment of the exercise price per share in
cash (including check) at the time of exercise;

                           (ii)     Payment pursuant to a program developed
under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

                           (iii)    By delivery of already-owned shares of
Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, and valued at its fair market value (as defined in the Plan) on the date of exercise;

                           (iv)     By delivery of a full recourse promissory
note in a principal amount equal to the exercise price of the Shares being acquired upon exercise of the Option. The Note will (i) bear interest at the minimum rate required to avoid imputed interest under the Code, (ii) have a term of four years from the date of exercise, (iii) be secured by the Shares acquired upon exercise of the Option and (iv) be subject to mandatory prepayment in the event that any of the Shares are sold; or

                           (v)      By a combination of the above methods.

         4. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended (the "Securities Act") or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of this option must also comply with other applicable laws and regulations governing this option, and you may not exercise this option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

         6. TERM. The term of this option commences on the date hereof and expires on [Date] (the "Expiration Date"), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: twelve (12) months after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless during any part of such twelve
(12) month period the option is not exercisable solely because of the condition set forth in Section 5 of this option, in which event this option shall not terminate until the earlier of the Expiration Date or the date as of which this option shall have been exercisable for an aggregate period of twelve (12) months after the termination of your employment.

         However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of Section 2 of this option.

                                       3.
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         7.       EXERCISE.

                  (a) Subject to the provisions of this option, you may elect at any time during your employment with the Company or an affiliate thereof to exercise the option as to any part or all of the shares subject to this option at any time during the term hereof, including without limitation, a time prior to the vesting dates described in Section 2 of this option; provided, however, that:

                           (i)      a partial exercise of this option shall be
deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                           (ii)     any shares so purchased from installments
which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company pursuant to the Company's standard form of Early Exercise Stock Purchase Agreement; and

                           (iii)    you shall enter into the Company's standard
form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

                  (b) The election provided in this Section 7 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon termination of your employment with the Company or an affiliate thereof and may not be exercised after the date thereof.

                  (c) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in the form designated attached hereto as Exhibit B) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

         8.       WITHHOLDING OBLIGATIONS.

                  (a) At the time you exercise this option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with this option. Notwithstanding the foregoing, the Company shall not be authorized to withhold shares of Common Stock at rates in excess of the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of this option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of

                                       4.
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tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of this option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of this option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of this option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

                  (c) You may not exercise this option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise this option when desired even though this option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

         9. TRANSFERABILITY. This option is not transferable, except (i) by will or by the laws of descent and distribution, or (ii) by written instruction, in a form accepted by the Company, as a gift or pursuant to a domestic relations order, to your spouse, children, lineal ancestors or lineal descendants (or a trust or other entity for the exclusive benefit of you and/or the foregoing persons). This option is exercisable during your life only by you and by a transferee satisfying the above conditions; provided, however, that such transferee may exercise this option only to the extent permitted by the rules under the Securities Act. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option. Any shares acquired upon exercise of this option by a permitted transferee under this Section 9 shall be subject to the terms of any applicable Early Exercise Stock Purchase Agreement.

         10. OPTION NOT AN EMPLOYMENT CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. References to employment, employee or similar terms shall be deemed to include the performance of services as a bona fide consultant, provided, however, that no rights as an employee shall arise solely by reason of the use of such terms.

         11. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         12. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from

                                       5.
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time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

         Dated as of the ______ day of ____________.

                                      Very truly yours,

                                      VIXEL CORPORATION

                                      On behalf of the Board of Directors,

                                      By: ______________________________________

The undersigned acknowledges receipt of this option and the attachments referenced herein and understands that all rights and liabilities with respect to this option are set forth in this option and the Plan.

                                      OPTIONEE

                                      __________________________________________
                                      JAMES M. McCLUNEY

Agreed and Acknowledged:

OPTIONEE'S SPOUSE

____________________________________

ATTACHMENTS:

Exhibit A-1999 Equity Incentive Plan
Exhibit B-Notice of Exercise

                                       6.
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                                                                 EXHIBIT (e)(17)

                                    EXHIBIT A
                           1999 EQUITY INCENTIVE PLAN

                                       1.

                                                                 EXHIBIT (e)(17)

                                    EXHIBIT B

                               NOTICE OF EXERCISE

VIXEL CORPORATION
11911 NORTH CREEK PARKWAY
SEATTLE, WASHINGTON 98011                   Date of Exercise: __________________

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):                 Nonstatutory
Stock option dated:                          ___________

Number of shares as
to which option is
exercised:                                   ___________

Certificates to be
issued in name of:                           ___________

Total exercise price:                       $___________

Cash payment delivered
herewith:                                   $___________

Value of ________ shares of
Vixel Corporation common
stock delivered herewith(1):                $___________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1999 Equity Incentive Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                      Very truly yours,

                                      __________________________________________

---------------------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.